ADVISORY AND BUSINESS CONSULTING SERVICES AGREEMENT

THIS AGREEMENT (the "Agreement") is entered into this 16 day of April 2008, between Force Energy Corp. a Nevada corporation (the "Company"), and Bourgeois Energy, Inc., ("Consultant").

WITNESSETH:

WHEREAS, the Company wishes to have advisory counsel available to its Board of Directors and desires to have Consultant perform services to the Company and Consultant agrees to enter into a Consulting Services Agreement to provide for compensation to be paid by the Company to Consultant for services provided, and to set forth the rights and duties of the parties in connection therewith; and

WHEREAS, Consultant is engaged in the business of, among other things, providing consulting services and is willing to commit an employee to advise Company's Board of Directors on a committed basis for which the Company is willing to issue 100,000 shares of its stock with a six (6) month time restriction as to its sale as noted on the stock certificate by legend.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

1. Services. Consultant shall during the term of this Agreement provide services to the Company as follows:

(a) Consultant is hereby engaged by the Company to provide Craig Bourgeois as an oil and gas technical and operational consultant in an advisory capacity for the term of this Agreement. During the term of this Agreement, Consultant may render services of a business, professional or commercial nature to any other person or firm so long as it does not materially interfere with Consultant's services hereunder.

(b) Consultant is an independent contractor who shall be solely responsible for complying with all applicable state and federal laws and regulations concerning the activities of the Consultant, including the business and operations of the Consultant.

(c) Consultant shall provide oil and gas technical and operational advisory services hereunder as may be reasonably requested by the Company, from time to time; subject to this written agreement between the Company and Consultant.

2. Term.

The term of engagement covered by this Agreement (the "Term") shall begin on the above date of this Agreement and shall be for one (1) year and continue thereafter until terminated by either party with ten (10) days advance written notice.

3. Compensation and Incentive Stock.

(a) Stock.

As an inducement to entering into this Business Consulting Agreement and for the advisory services of Consultant's employee to the Board of Company; Company will issue to Consultant 100,000 shares of the Company's common stock with legend within 30 days after execution of this agreement. The Company may release additional stock to Consultant on terms mutually agreed to by the Company and Consultant on future projects. Company will reimburse Consultant for all expenses accounted for to the Company for time spent in provide advisory services to the Company's Board of Directors.

(b) Compensation and Business Expenses.

Consultant shall be entitled to Compensation and expenses as follows:

For consulting services provided to the Company pursuant to the Company's engagement, Consultant will be paid according to the Schedule attached hereto for its usual Day Rate or hourly rate and expenses reimbursement for all necessary travel, hotel and other business expenses when incurred on Company business.

4. Governing Law.

This Agreement shall be governed by and construed according to the laws of the State of Texas.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

FORCE ENERGY CORP.
"Company"

By: ______________________
Rahim Rayani

BOURGEOIS ENERGY, INC.
"Consultant"

By: ______________________
Craig Bourgeois

COMPENSATION SCHEDULE FOR
BOURGEOIS ENERGY, INC. ("Consultant")

1. Day Rate: $800.00/day as of April 2008

2. Compensation for prospect evaluation (prospect generated and/or held by others):

Current day rate ($800) plus expenses and 1% ORRI

3. Prospects generated by Consultant at standard industry rate with current rate being $35,000 per prospect and 3% overriding royalty interest on 8/8 production. In order to maintain equity when net (NRI) is 75% or less the 3% overriding royalty interest can be converted to a contractually carried working interest (CCWI) with no burdens whatsoever for operating expenses or any other burden.

4. Any other request for services will be at current day rate and offsite meetings at Companies request will be at day rate and expenses.